Exhibit 99.1

Press Release

For more information:

Media contact:	Investor contact:
Michelle Kersch	Nancy Murphy
(904) 854-5043	(904) 854-8640
Michelle.kersch@lpsvcs.com	nancy.murphy@lpsvcs.com

Lender Processing Services, Inc. Receives All Required Regulatory Approvals for Previously Announced Acquisition by Fidelity National Financial, Inc.

JACKSONVILLE, Fla. – (Dec. 24, 2013) -- Lender Processing Services, Inc. (NYSE: LPS), a leading provider of integrated technology, data and analytics to the mortgage and real estate industries, announced today that the company will have received Federal Trade Commission (FTC) approval of its previously announced acquisition by Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, upon the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 at 11:59 p.m., eastern time, on December 24, 2013.  As part of the approval, LPS and FNF entered into an Agreement Containing Consent Orders to divest within a period of five months (1) a copy of LPS’ title plant assets covering six Oregon counties and (2) FNF’s interest in a title plant covering Portland, Oregon.  There were no other asset divestitures in the FTC approval of the transaction.
LPS stockholders approved the transaction at a special shareholder meeting on December 19, 2013. Upon the expiration of the waiting period, LPS will have received all necessary approvals to close this transaction, which is scheduled for Jan. 2, 2014.

About Lender Processing Services
LPS (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation’s top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS’ servicing solutions include MSP, the industry’s leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries. Lender Processing Services is a Fortune 1000 company headquartered in Jacksonville, Fla.  For more information, please visit www.lpsvcs.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of LPS by FNF, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding FNF’s and LPS’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the ability to consummate the proposed transaction; the ability of FNF to successfully integrate LPS’ operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; FNF and LPS are subject to intense competition and increased competition is expected in the future; LPS’s ability to adapt its services to changes in technology or the marketplace; the impact of changes in the level of real estate activity (including, among others, loan originations, and refinancings in particular, and foreclosures) on demand for certain of LPS’s services; LPS’s ability to maintain and grow its relationship with its customers; the effects of LPS’s substantial leverage on its ability to make acquisitions and invest in its business; the level of scrutiny being placed on participants in the foreclosure business; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to LPS’s default management operations, and with civil litigation relating to these matters; changes to the laws, rules and regulations that regulate LPS’s businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on LPS’s business and reputation; and risks associated with protecting information security and privacy. Additional information concerning these and other factors can be found in LPS’s and FNF’s filings with the Securities and Exchange Commission (“SEC”), including LPS’s and FNF’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the definitive proxy statement/prospectus filed with the SEC on October 31, 2013.  FNF and LPS assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and LPS undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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